FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Second Quarter 2024 Results
One Interface strategy drives growth and profitability expansion; Company raises full year guidance

August 2, 2024

ATLANTA – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the second quarter ended June 30, 2024.

Second quarter highlights:

•Net sales were $346.6 million, up 5.2% year-over-year, and 5.8% on a currency neutral basis.
•Gross profit margin increased to 35.4%, up 145 basis points year-over-year.
•GAAP earnings per share of $0.38; Adjusted earnings per share of $0.40.
•Currency neutral orders up 8% year-over-year.

"Our growth and profitability expansion in the second quarter demonstrates the successful execution of our One Interface strategy. Growth in the quarter was primarily driven by continued strength from our Americas business as net sales increased 7% and orders were up 15% on a currency neutral basis. We are proactively driving growth in Education which remains a prominent market segment with global billings up 13% year-over-year. Based on industry trends, we gained market share in Corporate Office, with global billings up 4% year-over-year," commented Laurel Hurd, CEO of Interface.

“Strong commercial execution led to an 8% increase in consolidated currency neutral orders in the second quarter, and our backlog increased by 33% since the beginning of 2024, positioning us for strong year-over-year growth in the second half of the year. As a global organization, we are focused on strategically leveraging our strengths to accelerate growth and create value for our shareholders,” concluded Hurd.

“We continue to drive margin expansion through increased volume and higher selling prices while benefiting from overall input cost deflation, which expanded gross profit margin in the second quarter. We also continue to pay down debt and strengthen the balance sheet while investing in the business,” added Bruce Hausmann, CFO of Interface.

Second Quarter 2024 Financial Summary

Sales: Second quarter net sales were $346.6 million, up 5.2% versus $329.6 million in the prior year period.

Gross profit margin was 35.4% in the second quarter, an increase of 145 basis points from the prior year period. Adjusted gross profit margin was 35.7%, an increase of 183 basis points from the prior year period due primarily to higher volume and selling prices as well as input cost deflation.

Second quarter SG&A expenses were $84.5 million, or 24.4% of net sales, compared to $85.5 million, or 25.9% of net sales in the second quarter last year. Adjusted SG&A expenses were $84.3 million, or 24.3% of net sales, in the second quarter of 2024, compared to $83.9 million, or 25.5% of net sales, in the second quarter last year.

Operating Income: Second quarter operating income was $38.2 million, compared to operating income of $28.9 million in the prior year period. Second quarter 2024 adjusted operating income ("AOI") was $39.6 million versus AOI of $27.9 million in the second quarter of 2023.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $22.6 million in the second quarter of 2024, or $0.38 per diluted share, compared to second quarter 2023 GAAP net income of $15.8 million, or $0.27 per diluted share. Second quarter 2024 adjusted net income was $23.6 million, or $0.40 per diluted share, versus second quarter 2023 adjusted net income of $14.5 million, or $0.25 per diluted share.

Adjusted EBITDA: In the second quarter of 2024, adjusted EBITDA was $50.5 million. This compares with adjusted EBITDA of $39.8 million in the second quarter of 2023.

First Six Months of 2024 Summary
Sales: Net sales for the first six months of 2024 were $636.4 million, up 1.8% versus $625.4 million in the prior year period.

Gross profit margin was 36.6% for the first six months of 2024, an increase of 341 basis points from the prior year period. Adjusted gross profit margin was 37.0%, an increase of 341 basis points the prior year period due primarily to higher volume and selling prices as well as input cost deflation.

SG&A expenses for the first six months of 2024 were $170.4 million, or 26.8% of net sales, compared to $171.8 million, or 27.5% of net sales, in the same period last year. Adjusted SG&A expenses were $170.5 million, or 26.8% of net sales, for the first half of 2024 compared to $167.1 million, or 26.7% of net sales, in the same period last year.

Operating Income: Operating income for the first six months of 2024 was $62.6 million, compared to operating income of $38.4 million in the prior year period. AOI was $65.1 million for the first six months of 2024 versus AOI of $43.1 million in the same period last year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $36.7 million in the first half of 2024, or $0.63 per diluted share, compared to first half 2023 net income of $15.1 million, or $0.26 per diluted share. Six-month 2024 adjusted net income was $37.8 million, or $0.64 per diluted share, versus first half 2023 adjusted net income of $18.4 million, or $0.32 per diluted share.

Adjusted EBITDA: In the first six months of 2024, adjusted EBITDA was $89.2 million. This compares with adjusted EBITDA of $66.1 million in the prior year period.
Cash and Debt: The Company had cash on hand of $94.2 million and total debt of $387.6 million at the end of the second quarter 2024, compared to $110.5 million of cash and $417.2 million of total debt at the end of fiscal year 2023.

Second Quarter Segment Results
AMS Results:
•Q2 2024 net sales of $215.0 million, up 6.8% versus $201.3 million in the prior year period.
•Q2 2024 orders up 15.3% compared to the prior year period on a currency neutral basis.
•Q2 2024 operating income was $26.8 million compared to $24.8 million in the prior year period.
•Q2 2024 AOI was $26.9 million versus AOI of $24.0 million in the prior year period.
EAAA Results:
•Q2 2024 net sales of $131.6 million, up 2.6% versus $128.3 million in the prior year period.
•Currency fluctuations had a negative impact on EAAA sales of approximately $1.8 million (1.4%) compared to the same period last year due to the weakening of the Euro, Chinese Renminbi and Australian dollar against the U.S. dollar.
•Q2 2024 orders were down 1.3% compared to the prior year period on a currency neutral basis. EMEA was down 2.6%, Australia was down 0.4%, partially offset by Asia which was up 6.2%.
•Q2 2024 operating income of $11.3 million compared to $4.2 million in the prior year period.
•Q2 2023 AOI was $12.7 million versus AOI of $3.8 million in the prior year period.

First Six Months Segment Results
AMS Results:
•Net sales for the first six months of 2024 were $384.9 million, up 3.9% versus $370.5 million in the prior year period.
•Operating income for the first six months of 2024 was $45.0 million compared to $33.5 million in the prior year period.
•AOI for the first six months of 2024 was $45.0 million versus AOI of $35.3 million in the prior year period.
EAAA Results:
•Net sales for the first six months of 2024 were $251.5 million, down 1.3% versus $254.9 million in the prior year period.

•Currency fluctuations had an approximately $1.9 million negative impact on net sales in the first six months of 2024 compared to the prior year period, primarily due to the weakening of the Australian dollar and Chinese Renminbi against the U.S. dollar. Excluding negative foreign currency impacts, for the first six months of 2024, EAAA's net sales were down 0.6% year-over-year.
•Operating income for the first six months of 2024 was $17.6 million compared to $4.9 million in the prior year period.
•AOI for the first six months of 2024 was $20.1 million versus AOI of $7.8 million in the prior year period.

Outlook

With strong orders and a strong backlog, Interface is increasing its full fiscal year net sales estimate, continues to expect a year-over-year increase in adjusted gross profit margins this fiscal year, and is anticipating the following:

For the third quarter of 2024:

•Net sales of $330 million to $340 million.
•Adjusted gross profit margin of approximately 36.0%.
•Adjusted SG&A expenses of approximately $86 million.
•Adjusted Interest & Other expenses of approximately $7 million.
•Fully diluted weighted average share count of approximately 58.7 million shares.

For the full fiscal year 2024:

•Net sales of $1.30 billion to $1.32 billion.
•Adjusted gross profit margin of approximately 36.0%.
•Adjusted SG&A expenses of approximately $342 million.
•Adjusted Interest & Other expenses of approximately $27 million.
•An adjusted effective tax rate for the full year of approximately 27.5%.
•Fully diluted weighted average share count of approximately 58.7 million shares.
•Capital expenditures of approximately $42 million.

Webcast and Conference Call Information

Interface will host a conference call on August 2, 2024, at 8:00 a.m. Eastern Time, to discuss its second quarter 2024 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/831998575, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the cyber event impact, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the property casualty loss impact and the loss on discontinuance of interest rate swaps. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other, net. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations.

Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, cyber event impact, property casualty loss impact, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, and the loss on foreign subsidiary liquidation. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc. (NASDAQ: TILE) is a global flooring solutions company and leader in sustainability. Interface is working toward achieving its verified Science Based Targets by 2030 and its goal to become a carbon negative enterprise by 2040. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and the company's sustainability journey at interface.com/sustainability.

Follow us on Facebook, Instagram, LinkedIn, X, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim," “objective,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2024 third quarter and full year 2024 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of information technology systems we use could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change and other sustainability matters could lead to unforeseen disruptions to our business operations", "Sales of our principal products have been and may continue to be affected by adverse economic cycles, and effects in the new construction market and renovation market", "Health crisis events, such as epidemics or pandemics, have adversely impacted, and may continue to impact, the economy and disrupt our operations and supply chains, which may have an adverse effect on our results of operations", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine and the Israel-Hamas war could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union, could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims".
You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations (Unaudited)	Three Months Ended		Six Months Ended
(In thousands, except per share data)	6/30/2024	7/2/2023	6/30/2024	7/2/2023

Net Sales	$346,635	$329,582	$636,378	$625,374
Cost of Sales	224,022	217,796	403,360	417,715
Gross Profit	122,613	111,786	233,018	207,659
Selling, General & Administrative Expenses	84,462	85,522	170,421	171,776
Restructuring, asset impairment and other gains, net	—	(2,644)	—	(2,502)
Operating Income	38,151	28,908	62,597	38,385
Interest Expense	6,173	8,318	12,596	16,823
Other Expense (Income), net	832	(528)	(144)	972
Income Before Income Tax Expense	31,146	21,118	50,145	20,590
Income Tax Expense	8,588	5,321	13,408	5,507
Net Income	$22,558	$15,797	$36,737	$15,083

Earnings Per Share – Basic	$0.39	$0.27	$0.63	$0.26

Earnings Per Share – Diluted	$0.38	$0.27	$0.63	$0.26

Common Shares Outstanding – Basic	58,281	58,074	58,260	58,077
Common Shares Outstanding – Diluted	58,692	58,170	58,703	58,180

Consolidated Condensed Balance Sheets
(In thousands)	6/30/2024	12/31/2023
	(UNAUDITED)
Assets
Cash and Cash Equivalents	$94,187	$110,498
Accounts Receivable, net	179,604	163,386
Inventories, net	281,074	279,079
Other Current Assets	36,953	30,895
Total Current Assets	591,818	583,858
Property, Plant & Equipment, net	281,719	291,140
Operating Lease Right-of Use Assets	80,696	87,519
Goodwill and Intangible Assets, net	154,605	161,703
Other Assets	107,279	105,875
Total Assets	$1,216,117	$1,230,095

Liabilities
Accounts Payable	$78,524	$62,912
Accrued Expenses	114,961	130,890
Current Portion of Operating Lease Liabilities	12,692	12,347
Current Portion of Long-Term Debt	8,526	8,572
Total Current Liabilities	214,703	214,721
Long-Term Debt	379,027	408,641
Operating Lease Liabilities	71,531	78,269
Other Long-Term Liabilities	99,691	102,517
Total Liabilities	764,952	804,148
Total Shareholders’ Equity	451,165	425,947
Total Liabilities and Shareholders’ Equity	$1,216,117	$1,230,095

Consolidated Condensed Statements of Cash Flows (Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	6/30/2024	7/2/2023	6/30/2024	7/2/2023
OPERATING ACTIVITIES
Net Income	$22,558	$15,797	$36,737	$15,083
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	9,728	10,155	19,344	20,146
Share-Based Compensation Expense	2,616	2,121	6,531	5,125
Gain on Disposal of Property, Plant and Equipment, net	—	(2,541)	—	(2,541)
Amortization of Acquired Intangible Assets	1,287	1,301	2,584	2,584
Deferred Income Taxes and Other	(419)	(1,217)	(4,805)	(618)
Change in Working Capital
Accounts Receivable	(32,744)	(18,021)	(18,907)	17,770
Inventories	14,816	25,249	(5,661)	19,943
Prepaid Expenses and Other Current Assets	(4,139)	12,537	(6,332)	(3,611)
Accounts Payable and Accrued Expenses	7,836	(27,041)	4,667	(25,957)
Cash Provided by Operating Activities	21,539	18,340	34,158	47,924
INVESTING ACTIVITIES
Capital Expenditures	(9,574)	(5,619)	(13,607)	(11,331)
Proceeds from Sale of Property, Plant and Equipment	—	6,593	1,040	6,593
Insurance Proceeds from Property Casualty Loss	—	—	1,000	—
Cash (Used in) Provided by Investing Activities	(9,574)	974	(11,567)	(4,738)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(12,147)	(58,882)	(46,930)	(112,107)
Borrowing of Long-term Debt	7,334	33,000	17,334	67,000
Tax Withholding Payments for Share-Based Compensation	(483)	(320)	(4,754)	(1,487)
Dividends Paid	(1,167)	(1,161)	(1,173)	(1,161)
Finance Lease Payments	(721)	(665)	(1,437)	(1,308)
Cash Used in Financing Activities	(7,184)	(28,028)	(36,960)	(49,063)
Net Cash Provided by (Used in) Operating, Investing and Financing Activities	4,781	(8,714)	(14,369)	(5,877)
Effect of Exchange Rate Changes on Cash	(368)	376	(1,942)	1,248
CASH AND CASH EQUIVALENTS
Net Change During the Period	4,413	(8,338)	(16,311)	(4,629)
Balance at Beginning of Period	89,774	101,273	110,498	97,564
Balance at End of Period	$94,187	$92,935	$94,187	$92,935

Segment Results (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	6/30/2024	7/2/2023	6/30/2024	7/2/2023
Net Sales
AMS	$215,012	$201,281	$384,927	$370,522
EAAA	131,623	128,301	251,451	254,852
Consolidated Net Sales	$346,635	$329,582	$636,378	$625,374

Segment AOI*
AMS	$26,947	$24,034	$45,027	$35,303
EAAA	12,658	3,827	20,103	7,756
Consolidated AOI	$39,605	$27,861	$65,130	$43,059

* Note: Segment AOI includes allocation of corporate and global support SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share amounts)

	Second Quarter 2024							Second Quarter 2023
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$122.6	$84.5	$38.2			$22.6	$0.38	$111.8	$85.5	$28.9			$15.8	$0.27
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.3	—	1.3	1.3	(0.4)	0.9	0.02
Restructuring, Asset Impairment, Severance and Other, net	—	(0.1)	0.1	0.1	0.0	0.1	—	—	(1.2)	(1.5)	(1.5)	0.0	(1.5)	(0.03)
Property Casualty Loss(1)	—	—	—	—	0.0	—	—	(1.3)	—	(1.3)	(1.8)	0.4	(1.4)	(0.02)
Cyber Event	—	—	—	—	—	—	—	—	(0.4)	0.4	0.4	(0.1)	0.3	0.01
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	0.4	(0.1)	0.3	0.01
Adjustments Subtotal *	1.3	(0.2)	1.5	1.5	(0.4)	1.0	0.02	—	(1.6)	(1.0)	(1.2)	(0.2)	(1.3)	(0.02)
Adjusted (non-GAAP) *	$123.9	$84.3	$39.6			$23.6	$0.40	$111.8	$83.9	$27.9			$14.5	$0.25

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Six Months 2024							First Six Months 2023
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$233.0	$170.4	$62.6			$36.7	$0.63	$207.7	$171.8	$38.4			$15.1	$0.26
Non-GAAP Adjustments:
Purchase Accounting Amortization	2.6	—	2.6	2.6	(0.8)	1.8	0.03	2.6	—	2.6	2.6	(0.8)	1.8	0.03
Restructuring, Asset Impairment, Severance and Other, net	—	(0.3)	0.3	0.3	(0.1)	0.3	—	—	(3.7)	1.2	1.2	(0.6)	0.6	0.01
Property Casualty Loss(1)	—	—	—	(1.0)	0.2	(0.7)	(0.01)	—	—	—	(0.5)	0.1	(0.4)	(0.01)
Cyber Event	—	0.4	(0.4)	(0.4)	0.1	(0.3)	(0.01)	—	(0.9)	0.9	0.9	(0.2)	0.7	0.01
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	0.8	(0.2)	0.6	0.01
Adjustments Subtotal *	2.6	0.1	2.5	1.6	(0.5)	1.1	0.02	2.5	(4.6)	4.7	4.9	(1.6)	3.3	0.06
Adjusted (non-GAAP) *	$235.6	$170.5	$65.1			$37.8	$0.64	$210.2	$167.1	$43.1			$18.4	$0.32

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales") (Unaudited)
(In millions)

	Second Quarter 2024			Second Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$215.0	$131.6	$346.6	$201.3	$128.3	$329.6
Impact of Changes in Currency	0.2	1.8	2.0	—	—	—
Currency Neutral Net Sales *	$215.3	$133.4	$348.7	$201.3	$128.3	$329.6

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Six Months 2024			First Six Months 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$384.9	$251.5	$636.4	$370.5	$254.9	$625.4
Impact of Changes in Currency	0.2	1.9	2.1	—	—	—
Currency Neutral Net Sales *	$385.1	$253.4	$638.5	$370.5	$254.9	$625.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Operating Income to Adjusted Operating Income ("AOI") (Unaudited)
(In millions)

	Second Quarter 2024			Second Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$26.8	$11.3	$38.2	$24.8	$4.2	$28.9
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Restructuring, Asset Impairment, Severance and Other, net	0.1	—	0.1	0.3	(1.8)	(1.5)
Property Casualty Loss (1)	—	—	—	(1.3)	—	(1.3)
Cyber Event	—	—	—	0.3	0.2	0.4
Adjustments Subtotal *	0.1	1.3	1.5	(0.7)	(0.3)	(1.0)
AOI *	$26.9	$12.7	$39.6	$24.0	$3.8	$27.9

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Six Months 2024			First Six Months 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$45.0	$17.6	$62.6	$33.5	$4.9	$38.4
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	2.6	2.6	—	2.6	2.6
Restructuring, Asset Impairment, Severance and Other, net	0.3	0.1	0.3	1.3	(0.1)	1.2
Cyber Event	(0.2)	(0.2)	(0.4)	0.5	0.4	0.9
Adjustments Subtotal *	—	2.5	2.5	1.8	2.8	4.7
AOI *	$45.0	$20.1	$65.1	$35.3	$7.8	$43.1

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Second Quarter 2024	Second Quarter 2023	First Six Months 2024	First Six Months 2023	Last Twelve Months (LTM) Ended 6/30/2024	Fiscal Year 2023
Net Income as Reported (GAAP)	$22.6	$15.8	$36.7	$15.1	$66.2	$44.5
Income Tax Expense	8.6	5.3	13.4	5.5	27.0	19.1
Interest Expense (including debt issuance cost amortization)	6.2	8.3	12.6	16.8	27.6	31.8
Depreciation and Amortization (excluding debt issuance cost amortization)	9.1	9.8	18.4	19.4	37.7	38.7
Share-Based Compensation Expense	2.6	2.1	6.5	5.1	11.7	10.3
Purchase Accounting Amortization	1.3	1.3	2.6	2.6	5.2	5.2
Restructuring, Asset Impairment, Severance and Other, net	0.1	(1.5)	0.3	1.2	4.7	5.6
Property Casualty Loss(1)	—	(1.8)	(1.0)	(0.5)	(1.0)	(0.5)
Cyber Event	—	0.4	(0.4)	0.9	(0.2)	1.1
Loss on Foreign Subsidiary Liquidation (2)	$—	$—	$—	$—	$6.2	6.2
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$50.5	$39.8	$89.2	$66.1	$185.1	$162.0
(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	As of 6/30/24
Total Debt	$387.6
Total Cash on Hand	(94.2)
Total Debt, Net of Cash on Hand (Net Debt)*	$293.4

	6/30/2024
Total Debt / LTM Net Income	5.9x
Net Debt / LTM AEBITDA	1.6x

* Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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